Exhibit 99.1

SL Green Names Carol Brown as Independent Director

New York, NY – March 7, 2022 – SL Green Realty Corp. (NYSE:SLG), Manhattan’s largest office landlord, today announced that Carol Brown has been appointed as an Independent Director to the company’s Board of Directors.

Ms. Brown is a long tenured real estate law professor at the University of Richmond School of Law, where she teaches and writes in the areas of property, land use planning, real estate transactions and housing law. Ms. Brown is also a fellow with the American College of Real Estate Lawyers and has served as the chair of the Association of American Law Schools (AALS) Section on Real Estate Transactions and Section on Property Law.

“We are incredibly fortunate to have the opportunity to add the talent and expertise that Ms. Brown will bring to our Board of Directors. The experience of our management team and our Board of Directors has made us a leader in Manhattan property development, operations and sustainability and Ms. Brown will further enhance our ability to maintain that leadership position,” said Marc Holliday, Chairman and CEO of SL Green.

“I look forward to working alongside the SL Green leadership team and my fellow Board Members to help realize the most value to the shareholders, while prioritizing important initiatives such as furthering SL Green’s commitments to ESG,” said Carol Brown.

Before launching her career as a real estate law professor, Ms. Brown oversaw real estate transactions in Birmingham, Alabama, where she also clerked for Senior Judge Sharon L. Blackburn. Ms. Brown then spent three years in a general business practice. She is a dual graduate of Duke University and Duke University School of Law.

About SL Green Realty Corp.

SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of December 31, 2021, SL Green held interests in 73 buildings totaling 34.9 million square feet. This included ownership interests in 26.9 million square feet of Manhattan buildings and 7.1 million square feet securing debt and preferred equity investments.

Forward Looking Statement

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

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